                                                                    Exhibit 12.1

KMC Telecom Holdings, Inc.
Statement RE: Computation of Ratio of Earnings to Fixed Charges (in thousands):

                                                                       Years Ended December 31,
                                      ----------------------------------------------------------------------------------------------
                                           1994              1995                1996                 1997               1998
                                           ----              ----                ----                 ----               ----
                                                                            (in thousands)
                                                                            --------------
Net loss                               $       (4)     $       (1,620)     $       (4,495)       $      (32,686)    $      (76,753)
Interest expense                                -                  23                 596                 2,582             29,789
Interest portion of rental expense              -                  14                  57                   195                450
                                      ---------------------------------------------------------------------------------------------
Earnings                               $       (4)     $       (1,583)     $       (3,842)       $      (29,909)    $      (46,514)
                                      =============================================================================================

Interest expense                                -      $           23      $          596        $        2,582     $       29,789
Interest portion of rental expense              -                  14                  57                   195                450
Capitalized interest                            -                  37                 103                   854              5,133
                                      ---------------------------------------------------------------------------------------------
Fixed Charges                          $        -      $           74      $          756        $        3,631     $       35,372
                                      =============================================================================================

                                      ---------------------------------------------------------------------------------------------
Deficiency of earnings to cover
 fixed charges                         $       (4)     $       (1,657)     $       (4,598)       $      (33,540)    $      (81,886)
                                      =============================================================================================

                                           Nine Months Ended September 30,
                                      ---------------------------------------
                                              1998             1999
                                              ----             ----
                                                  (in thousands)
                                                  --------------
Net loss                                  $      (53,703)   $    (152,185)
Interest expense                                  25,970           47,848
Interest portion of rental expense                   209              526
                                         ---------------------------------
Earnings                                  $      (27,524)   $    (103,811)
                                         =================================

Interest expense                          $       25,970    $      47,848
Interest portion of rental expense                   209              526
Capitalized interest                               2,972            3,526
                                         ---------------------------------
Fixed Charges                             $       29,151    $      51,900
                                         =================================

                                         ---------------------------------
Deficiency of earnings to cover
 fixed charges                            $      (56,675)   $    (155,711)
                                         =================================